NETWORK AGREEMENT
                                -----------------


         THIS AGREEMENT is dated as of the 25th day of May, 2000, by and among Network Consulting Group, Inc., ("Network") and VDC Communications, Inc. ("VDC").

                                   WITNESSETH:
                                   -----------

         WHEREAS, pursuant to a Merger Agreement by and among VDC, Voice & Data Communications (Latin America), Inc. (the "Sub"), Rare Telephony, Inc., a Nevada corporation (f/k/a Washoe Technology Corporation) ("Rare Telephony"), and the holders of all of the outstanding shares of common stock of Rare Telephony dated May 25, 2000 (the "Merger Agreement"), Rare Telephony will be merging with and into the Sub (the "Merger") for shares of common stock of VDC (the "Shares");

         WHEREAS, in connection with the Merger, VDC, the Sub, the Rare Telephony Shareholders, and Buchanan Ingersoll Professional Corporation entered into an Escrow Agreement, dated May 25, 2000 (the "Escrow Agreement");

         WHEREAS, the terms of the Merger Agreement provide for the execution of this Agreement.

         WHEREAS, attached hereto as Exhibit "A" and incorporated herein by reference is a list of certain leases to which Network is a party ("Leases").

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       Additional Payments.  VDC shall pay to Network TEN DOLLARS  AND  NO/100
         --------------------
($10.00).

2.       Performance Under Leases.
         -------------------------

         (a) Network shall make each and every payment (other than end of Lease fair market value or ONE DOLLAR AND NO/100 ($1.00) payments) due from Network under the Leases.

         (b) Network shall otherwise fully perform all of its agreements, duties, responsibilities, obligations, and covenants under each of the Leases (other than end of Lease fair market value or ONE DOLLAR AND NO/100 ($1.00) payments).

3.       End of Lease  Payments.  Within thirty (30) calendar days of the end of
         -----------------------
each Lease, Network shall notify VDC in writing of the fact that the Lease is about to end. Upon the payment of the end of Lease payment (i.e. the FMV payment or the ONE DOLLAR AND NO/100 ($1.00) payment) by VDC or one of its subsidiaries or affiliates to either Network or the lessor under the Lease, in VDC's sole discretion, Network shall immediately take any and all action necessary or appropriate (including, without limitation the execution of document(s) requested by VDC's counsel) to transfer all of Network's right, title, and interest in and to the equipment or property that is the subject of the Lease to

VDC or one of its subsidiaries or affiliates, as directed by VDC. Additionally, at any time thereafter, Network shall execute and deliver or cause to be executed and delivered such further instruments of conveyance, assignment and transfer and take such further action as VDC may request in order more effectively to sell, assign, convey, transfer, reduce to possession and record title to the equipment or property that is the subject of the Lease. Network agrees to cooperate with VDC in all respects to assure the continued title to and possession of such equipment and property in VDC or the VDC subsidiary or affiliate of VDC's choosing.

4.       Certain Remedies for VDC in the Event of Default.  IF NETWORK  BREACHES
         -------------------------------------------------
ANY MATERIAL TERM OF THIS AGREEMENT OR OF ANY ONE OF THE LEASES (AND ANY SUCH BREACH REMAINS UNCURED FIFTEEN (15) CALENDAR DAYS AFTER NOTICE OF SUCH BREACH IS GIVEN BY VDC OR THE LESSOR, OR ITS AGENT, FOR ANY LEASE) (EACH SUCH BREACH AND FAILURE TO CURE CONSTITUTING A "NETWORK DEFAULT EVENT"), NETWORK SHALL FORFEIT SHARES ISSUED IN ITS NAME PURSUANT TO THE MERGER AND MERGER AGREEMENT (THE "NETWORK SHARES") UPON THE TERMS AND CONDITIONS SET FORTH IN THE ESCROW
AGREEMENT. TO THE EXTENT THERE ARE NOT ENOUGH NETWORK SHARES BEING HELD IN ESCROW PURSUANT TO THE ESCROW AGREEMENT TO COVER THE FORFEITURES ABOVE, THEN, WITHIN FIVE (5) CALENDAR DAYS OF RECEIVING NOTICE OF THIS FACT FROM VDC, NETWORK SHALL DELIVER ADDITIONAL VDC SHARES TO VDC FOR CANCELLATION TO COVER ANY SUCH DEFICIENCY. NETWORK ACKNOWLEDGES AND AGREES THAT THE FORFEITURE OF THE NETWORK SHARES IS IN ADDITION TO ANY OTHER REMEDIES WHICH VDC MAY HAVE AT LAW, IN EQUITY, OR OTHERWISE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE PARTIES HEREBY AGREE THAT EVEN IN THE EVENT OF A NETWORK DEFAULT EVENT PURSUANT TO WHICH THE NETWORK SHARES ARE FORFEITED IN ACCORDANCE WITH THE TERMS OF THE ESCROW AGREEMENT, NETWORK SHALL STILL BE OBLIGATED TO PAY AND PERFORM UNDER THE LEASES AND VDC SHALL BE ENTITLED TO RECOVER MONETARY DAMAGES AND ALL OTHER REMEDIES AVAILABLE AT LAW, EQUITY, OR OTHERWISE.

5.       Certain Representations and Warranties of Network.
         --------------------------------------------------

         (a)      Network represents and warrants to VDC as follows:

                  (1) If Network is a corporation or a company, it is duly organized or duly formed, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation and has the corporate or company power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. Network is duly licensed or qualified to do business and in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder. Network has the individual, corporate, or company power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the financial resources to perform its obligations hereunder, if Network is a corporation or partnership, the execution, delivery, and performance of this Agreement has been duly authorized by all necessary corporate or partnership action. This Agreement constitutes the legal, valid, and binding obligation of Network.

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

                  (2) Neither the execution, delivery, and performance of this Agreement nor the consummation by Network of the transactions contemplated hereby (i) will conflict with, violate, or result in a breach of any of the terms, conditions, or provisions of any law, regulation, order, writ, injunction, decree, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator, applicable to Network or any of its wholly owned affiliates, (ii) will conflict with, violate, result in a breach of, or constitute a default under any of the terms, conditions, or provisions of the articles of incorporation, bylaws, or company agreement of Network or any of its wholly owned affiliates if Network is a corporation or company, or of any material agreement or instrument to which Network or any of its wholly owned affiliates is a party or by which Network or any of its wholly owned affiliates is or may be bound or to which any of its material properties or assets is subject, (iii) will conflict with, violate, result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, give to others any material interests or rights, or require any consent, authorization, or approval under any indenture, mortgage, lease agreement, or instrument to which Network or any of its wholly owned affiliates is a party or by which Network or any of its wholly owned affiliates is or may be bound, or (iv) will result in the creation or imposition of any lien upon any of the material properties or assets of Network or any of its wholly owned affiliates.

                  (3)      There  are  no  actions,   suits,   proceedings,   or
investigations pending or, to the knowledge of Network or any of its wholly owned affiliates, threatened against or affecting Network or any of its wholly owned affiliates or any of their properties, assets, or businesses in any court or before or by any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which could, if adversely determined (or, in the case of an investigation could lead to any action, suit, or proceeding, which if adversely determined could) reasonably be expected to materially impair Network's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of Network; and Network or any of its wholly owned affiliates has not received any currently effective notice of any default, and Network or any of its wholly owned affiliates is not in default, under any applicable order, writ, injunction, decree, permit, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which could reasonably be expected to materially impair Network's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of Network.

                  (4) All parties to all of the Leases have performed all obligations required to be performed to date under such Leases, and no party is in default or in arrears under the terms thereof, and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default thereunder.

                  (5) Under the terms of each Lease, at the end of each Lease, Network has the right to obtain free and clear title to the equipment and property that is the subject of each Lease upon payment of either an end of Lease fair market value payment or ONE DOLLAR AND NO/100 ($1.00) payment.

                  (6) Exhibit "A" hereto is a true and accurate summary of the leases referenced therein. There are no leases to which Network is a party for equipment used by Rare Telephony and/or its subsidiaries other than those listed in Exhibit "A."

         (b) Network shall indemnify, protect, defend (with counsel chosen by VDC) and hold harmless VDC, and its officers, directors, employees, agents, representatives, subsidiaries, affiliates, and controlling entities (collectively, "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage, expense (including, without limitation, attorneys' fees and an allocable portion of in-house counsel fees) or the diminution of value, whether or not involving a third-party claim, directly or indirectly from or in connection with any inaccuracy of, or associated with, any representation or warranty made by Network in this Agreement. The rights to indemnification hereunder shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, or obligation.

6.       Guaranty.  The  performance  and  payments of  Network pursuant to this
         ---------
Agreement and the Leases are guaranteed by a Guaranty Agreement of even date executed by Peter J. Salzano.

7.       Miscellaneous.
         --------------

         (a) Except as otherwise provided in this Agreement (or otherwise authorized by VDC in writing in advance), Network is not authorized to act as an agent for, or legal representative of, VDC or its subsidiaries or affiliates and Network shall not have the authority to assume or create any obligation on behalf of, in the name of, or binding upon VDC or its subsidiaries or affiliates. This Agreement does not create a joint venture or partnership of any kind between the parties.

         (b) The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. To be effective, any waiver must be contained in a written instrument signed by the party waiving compliance by the other party of the term or covenant as specified. The waiver by either party of the breach of any term or covenant contained herein, whether by conduct or otherwise, in any one or more instances, shall not be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

         (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

         (d)      Network  shall  not  assign  this  Agreement   to   any  other
corporation, firm or person without the express and written prior consent of VDC. VDC may assign this Agreement without Network's consent.

         (e) This Agreement may not be amended except by an instrument in writing, executed by the parties.

         (f) If any term or provision of this Agreement is determined to be illegal, unenforceable, or invalid in whole or in part for any reason by an arbitrator or court of competent jurisdiction, such illegal, unenforceable, or invalid provisions or part(s) thereof shall be stricken from this Agreement and such provision shall not affect the legality, enforceability, or validity of the remainder of this section, then the stricken provision shall be replaced, to the extent possible, with a legal, enforceable, and valid provision that is as similar in tenor to the stricken provision as is legally possible.

         (g) This Agreement may be executed in multiple counterparts each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by exchange of facsimile copies showing the signatures of the parties, and those signatures need not be affixed to the same copy. The facsimile copies showing the signatures of the parties will constitute originally signed copies of the Agreement requiring no further execution.

         (h) Each right and remedy granted to VDC under this Agreement shall be cumulative and in addition to any other right or remedy existing in equity, at law, by virtue of statute or otherwise, and may be exercised by VDC from time to time concurrently or independently and as often and in such order as VDC may elect. Any failure or delay on the part of VDC in exercising any such right or remedy shall not operate as a waiver thereof.

         (i) The parties acknowledge that the execution and delivery of this Agreement was a material inducement to VDC's decision to consummate the Merger.

         (j) The recitals to this Agreement constitute part of this Agreement.

         (k) All notices, requests, instructions, consents and other communications to be given pursuant to this Agreement shall be in writing and shall be deemed received (i) on the same day if delivered in person, by same-day courier or by telegraph, telex or facsimile transmission (receipt confirmed) (provided that telegraph, telex or facsimile notice shall be deemed received on the next business day if received after 5:00 p.m. Eastern Standard Time), (ii) on the next day if delivered by overnight mail or courier, or (iii) on the date indicated on the return receipt, or if there is no such receipt, on the third calendar day (excluding Sundays) if delivered by certified or registered mail, postage prepaid, to the party for whom intended to the following addresses (or to such other addresses and facsimile numbers as a party may designate by notice to the other party):

                  (a)      if to Network at:
                           Peter J. Salzano
                           Network Consulting Group, Inc.
                           101 Route 46E
                           Pine Brook, NJ  07058
                           Facsimile No: (973) 882-8520

                  (b)      if to VDC at:

                           Frederick A. Moran
                           VDC Communications, Inc.
                           75 Holly Hill Lane
                           Greenwich,  CT  06830
                           Facsimile: (203) 552-0908

                           with a copy to:

                           Louis D. Frost, Esq.
                           VDC Communications, Inc.
                           75 Holly Hill Lane
                           Greenwich,  CT  06830
                           Facsimile: (203) 552-0908


         (l) This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Connecticut applicable to contracts executed and to be performed entirely within said State. All controversies or claims arising out of or relating to this Agreement shall be determined by binding arbitration applying the laws of the State of Connecticut. The arbitration shall be conducted at VDC's offices in Greenwich, Connecticut, or at such other location designated by VDC, before the American Arbitration Association. The decision of the arbitrator(s) shall be final and binding upon the parties, and judgment may be obtained thereon in any court of competent jurisdiction. Except as provided in Section 7(m), each party shall bear the cost of preparing and presenting its own case. Except as provided in Section 7(m), the cost of the arbitration, including the fees and expenses of the arbitrator(s), shall be shared equally by the parties hereto unless the award otherwise provides. Nothing herein shall preclude a party from seeking injunctive relief to restrain any breach or threatened breach of the covenants and agreements set forth in this Agreement or otherwise to obtain specific performance of any such covenant or agreement, without the necessity of posting bond or security in connection therewith.

         (m) Network agrees unconditionally upon demand to pay or reimburse VDC and to hold VDC harmless against liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including but not limited to fees and expenses of counsel, incurred by VDC in connection with the enforcement of this Agreement or collection of amounts due hereunder or the proof and allowability of any claim arising under this Agreement.

         (n) This Agreement will not be construed more strictly against one party then against the other by virtue of the fact that drafts may have been prepared by counsel for one of the parties, it being recognized that this Agreement is the product of negotiations between the parties and that the parties have contributed to the final preparation of this Agreement.

         (o) The following sections (including all subsections thereto) of the Agreement, without limitation, shall be deemed material: Section 2, Section 3, Section 4, Section 5, Section 7(l), Section 7(m), and Section 7(p).

         (p) Within ten (10) calendar days of receipt of a written request from VDC, Network shall provide VDC with a statement (sworn to by the President or CEO of Network before a Notary Public and signed by said Notary Public and said President or CEO) that, as of the date of said statement, Network has complied with all material terms of this Agreement. Network shall provide VDC with a copy of any notice of default, breach, or late or missed payment received by Network for any Lease within two (2) calendar days of receipt by Network. Within ten (10) calendar days of receipt of a written request from VDC, Network shall provide VDC with such unaudited financial or other statements regarding the condition and operations of Network as VDC may from time to time reasonably request.

         (q) Upon Network's failure to pay any amount or perform any obligation under any Lease when due, VDC (or any subsidiary or affiliate of its choosing) shall have the right, but shall not be obligated, to pay such sum or perform such obligation, whereupon such sum or cost of such performance shall be due from Network and payable to VDC (or the subsidiary or affiliate thereof performing), with interest thereon at fifteen percent (15%) per annum from the date such payment or performance was made.

         (r) Each party represents and warrants that (i) it has carefully read this Agreement, (ii) it has had the assistance of legal counsel of its choosing (and such other professionals and advisors as it has deemed necessary) in the review and execution hereof, (iii) the meaning and effect of the various terms and provision hereof have been fully explained to it by such counsel, (iv) it has conducted such investigation, review and analysis as it has deemed necessary to understand the provisions of this Agreement and the transactions contemplated hereby, and (v) it has executed this Agreement of its own free will.

         (s) This Agreement shall become effective as of the "Effective Time" of the Merger (as defined in the Merger Agreement). The "Effective Time" of the Merger for purposes of this Agreement shall be the "Effective Time" indicated on an "Effective Time Certificate" executed by VDC at the closing of the Merger.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.



ATTEST:                                     VDC:

/s/ Louis D. Frost                          VDC COMMUNICATIONS, INC.
------------------------------------
Signature
                                            By:    /s/ Frederick A. Moran
                                               ---------------------------------
Louis D. Frost                                     Frederick A. Moran
------------------------------------               Chief Executive Officer
Print Name



ATTEST:                                     NETWORK:

/s/ Debra Santa Lucia                       NETWORK CONSULTING GROUP, INC.
------------------------------------
Signature
                                            By:      /s/ Peter J. Salzano, Pres
                                               ---------------------------------
Debra Santa Lucia                                    Peter J. Salzano
------------------------------------                 President
Print Name




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